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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 4 to Registration Statement No. 333-43732 of Industrialex Manufacturing Corp. ("IMC") of our report dated April 7, 2000 (January 31, 2001 as to Notes 3 and 10) on the financial statement of IMC appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP
Denver, Colorado

February 1, 2001